UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2010 (February 1, 2010)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

On February 1, 2010 (the “Closing Date”), Capstone Turbine Corporation, a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Calnetix Power Solutions, Inc., a Delaware corporation (“CPS”), pursuant to which the Company acquired, subject to an existing license retained by CPS, all of the rights and assets related to the manufacture and sale of the CPS TA100 100kW microturbine generator, including intellectual property, design, tooling, drawings, patents, know-how, distribution agreements and supply agreements (the “Asset Purchase Transaction”).

Pursuant to the Asset Purchase Transaction, the Company issued to CPS 1,550,387 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), and agreed to issue an additional, currently undetermined number of shares six months after the Closing Date (the “Second Issuance”).  The number of shares of Common Stock issuable at the Second Issuance will be equal to $3.1 million divided by the average closing share price of the Common Stock for the 30-day trading period ending on the trading date immediately preceding the Second Issuance.

CPS will continue to manufacture the TA100 microturbines for the Company during the 14-month period following the Closing Date.  At the end of such period, the Company has agreed to purchase certain TA100 manufacturing equipment and any remaining TA100 microturbine inventory that has not been consumed as part of the TA100 manufacturing process and is not considered in excess or obsolete.  On the Closing Date, the Company and CPS also entered into an agreement pursuant to which the Company agreed to purchase 125kW waste heat recovery generator systems from CPS.  In exchange for certain minimum purchase requirements during a three-year period, the Company will have exclusive rights to sell the zero-emission waste heat recovery generator for all microturbine applications and for applications below 500kW where the source of heat is the exhaust of a reciprocating engine used in a landfill application.  The Company must meet specified annual sales targets in order to maintain the exclusive rights to sell the waste heat recovery generators.

The foregoing is only a brief description of the material terms of the Asset Purchase Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached as Exhibit 2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01               Completion of Acquisition or Disposition of Assets.

See the disclosure regarding the Asset Purchase Transaction set forth under Item 1.01, which is incorporated into this Item 2.01 by reference.

Item 3.02               Unregistered Sales of Equity Securities.

As described in Item 1.01, on the Closing Date, the Company entered into an Asset Purchase Agreement with CPS that provided for the issuance of 1,550,387 shares of Common Stock to CPS on the Closing Date upon the terms and subject to the conditions set forth in the Asset Purchase Agreement with an additional, currently undetermined number of shares to be issued six months after the Closing Date.  The issuance of the foregoing securities was made in connection with the Company’s purchase of certain assets owned by CPS, pursuant to the terms of the Asset Purchase Agreement and in reliance upon certain representations and warranties of CPS set forth therein.

The securities described in this Item 3.02 have been or will be issued and sold by the Company in reliance upon the exemption afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), based upon representations made by CPS. The securities issued are not registered under the Securities Act, and therefore may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act.  Under the terms of the Asset Purchase Agreement, the Company agreed to file with the Securities and Exchange Commission, within 10 days after each of the Closing Date and the Second Issuance, a registration statement on Form S-3 relating to the resale of the Common Stock.  The Company agreed to use its reasonable best efforts to ensure that each such resale registration statement is effective as soon as reasonably practicable after the filing thereof, and the Company is obligated to keep each resale registration statement effective until at least January 1, 2011.

Item 8.01               Other Events.

On February 2, 2010, the Company issued a press release with respect to the Asset Purchase Transaction.  A copy of the press release is attached hereto as Exhibit 99 to this report and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2                 Asset Purchase Agreement, dated as of February 1, 2010, between the Company and Calnetix Power Solutions, Inc.

Exhibit 99               Press Release issued by Capstone Turbine Corporation on February 2, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: February 5, 2010	By:	/s/ Edward I. Reich
Edward I. Reich
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2	Asset Purchase Agreement, dated as of February 1, 2010, between the Company and Calnetix Power Solutions, Inc.

Exhibit 99	Press Release issued by Capstone Turbine Corporation on February 2, 2010

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